EXHIBIT 10.41


                  FOURTH AMENDMENT TO SECURED CREDIT AGREEMENT

                  This Fourth Amendment to Secured Credit Agreement (this "AGREEMENT") is dated as of May 14, 1999 by and among Gibraltar Packaging Group, Inc., a Delaware corporation (the "BORROWER"), the financial institutions parties to the Credit Agreement (as defined herein) (collectively, the "LENDERS" and individually, a "LENDER") and First Source Financial LLP, as Agent for the Lenders (the "AGENT").

                                    RECITALS

                  WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Secured Credit Agreement, dated as of July 31, 1998 (the "ORIGINAL CREDIT AGREEMENT"), as amended by that certain First Amendment to Secured Credit Agreement, dated as of September 1, 1998 (the "FIRST AMENDMENT"), that certain Second Amendment to Secured Credit Agreement, dated as of November 13, 1998 (the "SECOND AMENDMENT") and that certain Third Amendment to Secured Credit Agreement, dated as of February 12, 1999 (the "THIRD AMENDMENT"; the Original Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is collectively referred to herein as the "SECURED CREDIT AGREEMENT"), among the Borrower, the Agent and the Lenders;

                  WHEREAS, the Borrower wishes, and the Agent and the Lenders are willing, to amend certain provisions of the Secured Credit Agreement and to waive compliance with certain provisions of the Secured Credit Agreement, all on the terms and conditions set forth in this Agreement.

                  WHEREAS, First Source Financial LLP and LaSalle Business Credit, Inc. are the only Lenders which are parties to the Secured Credit Agreement as of the date hereof; and

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


                                    AGREEMENT

         1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Secured Credit Agreement.

         2. Waiver. The Lenders hereby waive any Unmatured Event of Default or Event of Default caused by the Borrower's failure to comply with the Net Worth, Debt to EBITDA Ratio, Interest Coverage Ratio and Fixed Charge Coverage Ratio covenants set forth in Sections 11.32(a), (b), (c) and (d) of the Secured Credit Agreement through March 31, 1999; provided, however, that

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the Borrower may not incur or continue any LIBOR Rate Loans (or convert any
Prime Rate Loans into LIBOR Rate Loans) from the date hereof until the date on which the Borrower demonstrates to the Agent and the Lenders, by the delivery of a Compliance Certificate and the financial statements required under Section 11.1(b), its compliance with the financial covenant set forth in Sections 11.32(d).

         3.       Amendments to Secured Credit Agreement.

         (a) Section 2.12.10 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           SECTION 2.12.10 CASH COLLATERAL.

                           (a) DEPOSIT OF CASH COLLATERAL UPON AN EVENT OF DEFAULT. Upon demand by Agent or the Required Lenders after the occurrence of any Event of Default, Borrower shall deposit in an account (the "LETTER OF CREDIT CASH COLLATERAL ACCOUNT") maintained with FSFP in the name of Agent, for the ratable benefit of Agent and the Lenders, with respect to each Letter of Credit then outstanding (other than the RIC Letter of Credit, which does not constitute a Letter of Credit hereunder), promptly upon such demand, cash or Cash Equivalents in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn.

                           (b) TERMS OF LETTER OF CREDIT CASH COLLATERAL ACCOUNT. Any funds held in the Letter of Credit Cash Collateral Account shall be promptly applied by Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the termination of all Letters of Credit and the payment of all Reimbursement Obligations in full shall, unless Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to Borrower. Upon the deposit of any amounts in the Letter of Credit Cash Collateral Account and, in any event, on or before the Revolving Loan Termination Date, Borrower shall enter into a security agreement in form and substance satisfactory to Agent, pledging to Agent, for the benefit of Agent and the Lenders, a security interest in all Cash Equivalents delivered to Agent pursuant to the terms hereof. If no Unmatured Event of Default or Event of Default has occurred and is continuing, the Borrower may direct the investment of funds maintained in the Letter of Credit Cash Collateral Account in Cash Equivalents. Upon the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, Borrower shall have no control over funds deposited in the Letter of Credit Cash Collateral Account, which funds shall be invested by Agent from time to time in its discretion in Cash Equivalents.

         (b) Section 2 of the Secured Credit Agreement is hereby amended by adding the following new Section 2.15 immediately following Section 2.14:



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         SECTION 2.15 LASALLE LETTER OF CREDIT. Notwithstanding anything to the contrary contained in this Agreement, Borrower may (a) cause LaSalle National Bank (the "RIC ISSUING BANK") to issue a letter of credit (the "RIC LETTER OF CREDIT") for the account of Borrower in the face amount not to exceed $150,000, to support the obligations of Borrower to Royal Indemnity Company, and (b) pledge to the RIC Issuing Bank as security for its reimbursement obligations to the RIC Issuing Bank in respect of the RIC Letter of Credit, cash or Cash Equivalents (the "RIC CASH COLLATERAL") in an amount not to exceed 100% of the aggregate undrawn face amount of the outstanding RIC Letter of Credit and all fees and other amounts due or which may become due with respect thereto. The RIC Letter of Credit shall not be a Letter of Credit under this Agreement and, therefore, no LC Guaranty shall be issued in respect thereof. Notwithstanding anything to the contrary contained in Section 6.2 hereof, Borrower may maintain a depositary account (the "RIC CASH COLLATERAL ACCOUNT") with the RIC Issuing Bank; provided, that no funds other than RIC Cash Collateral shall be maintained in such RIC Cash Collateral Account; provided, further, that (i) Borrower shall have irrevocably instructed the RIC Issuing Bank, at the request of Agent, to provide Agent with information concerning the RIC Cash Collateral Account, (ii) the RIC Issuing Bank shall have acknowledged such instructions in writing for the benefit of Agent, and (iii) at any time when an Event of Default or unmatured Event of Default has occurred and is continuing Borrower shall, at Agent's request, promptly cause the RIC Issuing Bank to provide Agent with daily reports of the balance in the RIC Cash Collateral Account. Upon the establishment of the RIC Cash Collateral Account, Borrower shall enter into a security agreement in form and substance satisfactory to Agent, pledging to Agent, for the benefit of Agent and the Lenders, a second priority security interest (subject only to the security interest of the RIC Issuing Bank in the RIC Cash Collateral) in the RIC Cash Collateral Account and all cash and Cash Equivalents held therein.

         (c) Section 4.1 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  SECTION 4.1 INTEREST RATES. Subject to Section 4.3, Borrower hereby promises to pay interest on the outstanding principal amount of each Loan for the period commencing on the date thereof until such Loan is paid in full, at a rate per annum determined by reference to the Prime Rate or the LIBOR Rate, respectively. The applicable basis for determining the rate of interest shall be selected by Borrower at the time a borrowing is requested pursuant to Section
2.3 or at the time a Notice of LIBOR Activity is given pursuant to Section 4.4, as the case may be. If on any day any portion of any Loan is outstanding with respect to which notice has not been given to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest thereon, then for that day, such portion of such Loan shall be a Prime Rate Loan and shall bear interest at a rate determined by reference to the Prime Rate. Subject to Section 4.3, (i) each Prime

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Rate Revolving Loan and LIBOR Rate Revolving Loan shall bear interest at a rate per annum determined as follows: (a) if it is a Prime Rate Revolving Loan, then at the sum of the Prime Rate in effect from time to time plus one and one-quarter of one percent (1.25%); or (b) if it is a LIBOR Rate Revolving Loan, then at the sum of the LIBOR Rate for the applicable Interest Period plus three and one-quarter of one percent (3.25%) (the "LIBOR REVOLVING MARGIN"); and (ii) each Prime Rate Term Loan and LIBOR Rate Term Loan shall bear interest at a rate per annum determined as follows: (a) if it is a Prime Rate Term Loan, then at the sum of the Prime Rate in effect from time to time plus one and three-quarters of one percent (1.75%); or (b) if it is a LIBOR Rate Term Loan, then at the sum of the LIBOR Rate for the applicable Interest Period plus three and three-quarters of one percent (3.75%).

         (d) Section 10.27 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  SECTION 10.27 SOLVENCY. Borrower and its Subsidiaries are Solvent, as determined on a consolidated basis, both before and after giving to the execution and delivery of this Agreement and any of the other Related Documents to which Borrower or any Subsidiary is a party and consummation of the transactions contemplated hereunder or thereunder, including, without limitation, the Related Transactions.

         (e) Section 11 of the Secured Credit Agreement is hereby amended by inserting the following new Section 11.34 immediately following Section 11.33:

                  SECTION 11.34 KEY MAN INSURANCE POLICY. On or before July 15, 1999, the Borrower shall deliver to the Agent a duly executed assignment of a $5,000,000 life insurance policy on Richard Hinrichs in form and substance satisfactory to the Agent.

         4. Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement and to make all future Loans under the Secured Credit Agreement, the Borrower represents and warrants to the Agent and the Lenders that:

         (a) Due Authorization, etc. The execution, delivery and performance by the Borrower of this Agreement executed as of the date hereof are within its corporate powers, have been duly authorized by all necessary corporate action (including without limitation, shareholder approval, if any shall be required), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any Requirement of Law or Contractual Obligation binding upon such entity. This Agreement is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

         (b) Certain Agreements. To the best of the Borrower's knowledge, on the date hereof all warranties of the Borrower thereto set forth in the Secured Credit Agreement, as amended hereby,

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are true and correct in all material respects, without any waiver or modification thereof and no default of any party exists under the Secured Credit Agreement or any Related Document.


         (c) Financial Information. All balance sheets, all statement of operations, of shareholders' equity and of changes in financial position, and other financial data which have been or shall hereafter be furnished to the Agent for the purposes of or in connection with this Agreement have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will, present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby.

         (d) Litigation. No material litigation (including, without limitation, derivative actions), arbitrations, governmental investigation or proceeding or inquiry shall, on the date hereof, be pending which was not previously disclosed in writing to the Agent and no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigations, or proceeding or inquiry previously disclosed to the Agent in writing.

         5. Conditions to Effectiveness. This Agreement shall be effective as of March 31, 1999 upon the satisfaction of the conditions set forth in this Section 5 and delivery of the following documents to the Agent on or prior to the date hereof (unless another date is specified), in form and substance satisfactory to the Agent and the Lenders:

         (a) Agreement. The Borrower shall have delivered to the Agent executed originals of this Agreement.

         (b) Consents and Acknowledgments. The Borrower shall have obtained all consents, approvals and acknowledgments which may be required with respect to the execution, delivery and performance of this Agreement.

         (c) No Default. As of the date hereof after giving effect to this Agreement and the waiver set forth in Section 2 hereof, no Unmatured Event of Default or Event of Default under any Related Document shall have occurred and be continuing.

         (d) Amendment Fee. The Borrower shall have delivered to the Agent for the benefit of the Lenders, on or before May 14, 1999, an amendment fee of $40,000.

         6.       Affirmation of Guaranties.

         Each Guarantor (i) consents to and approves the execution and delivery of this Agreement by the Borrower, the Agent and the Lenders, (ii) agrees that this Agreement does not and shall not limit or diminish in any manner its obligations under its Guaranty or under any of the other Related Documents to which it is a party, (iii) agrees that this Agreement shall not be construed as requiring the consent of any Guarantor in any other circumstance, (iv) reaffirms its obligations under its Guaranty and all of the other Related Documents to which it is a party, and (v) agrees that its

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Guaranty and such other Related Documents remain in full force and effect and are each hereby ratified and confirmed.

         7.       Miscellaneous.

         (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provision of this Agreement.

         (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         (d) Successors and Assignees. This Agreement shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assignees, and shall inure to the sole benefit of the Borrower, the Agent, the Lenders and their successors and assignees.

         (e) References. Any reference to the Secured Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

         (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Secured Credit Agreement, any Note or any of the Collateral Documents provided to furnish security therefor. The parties hereto expressly do not intend to extinguish the Secured Credit Agreement, any Note or the Collateral Documents. Instead, it is the express intention of the parties hereto to reaffirm the existence of the indebtedness created under the Secured Credit Agreement which is evidenced by Notes and secured by the various Collateral Documents. The Secured Credit Agreement and each of the Related Documents as amended hereby remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Secured Credit Agreement or any Related Document to which the Lenders and the Agent are a party nor, except as set forth in Section 2 hereof, constitute a waiver of any provision in or Event of Default or Unmatured Event of Default (now or hereafter existing) under the terms of the Secured Credit Agreement or any Related Document.

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         (g) Fees and Expenses. In accordance with Section 14.4 of the Secured
Credit Agreement, the Borrower agrees to pay on demand all fees, costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement.


                                    * * * * *



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      GIBRALTAR PACKAGING GROUP, INC., as
                                      Borrower


                                      By:    /s/ John W. Lloyd
                                      Name Printed:  John W. Lloyd
                                      Title: Executive VP & CFO


                                      FIRST SOURCE FINANCIAL LLP,
                                      as Agent and a Lender

                                      By:      First Source Financial, Inc.
                                      Its:     Manager


                                      By:   /s/ John Thacker
                                      Name Printed:    John Thacker
                                      Title: Senior Vice President


                                      LASALLE BUSINESS CREDIT, INC.,
                                          as a Lender


                                      By:    /s/ Ellen Cook
                                      Name Printed:    Ellen Cook
                                      Title:    Vice President


                                      RIDGEPAK CORPORATION, as a Guarantor


                                      By:    /s/ John W. Lloyd
                                      Name Printed:    John W. Lloyd
                                      Title:    Secretary



                                       S-1
                [TO FOURTH AMENDMENT TO SECURED CREDIT AGREEMENT]

                                       NIEMAND HOLDINGS, INC., as a Guarantor
                                       By:    /s/ John W. Lloyd
                                       Name Printed:  John W. Lloyd
                                       Title:    Secretary


                                       NIEMAND INDUSTRIES, INC., as a Guarantor


                                       By:    /s/ John W. Lloyd
                                       Name Printed:    John W. Lloyd
                                       Title:    Secretary


                                       GB LABELS, INC., as a Guarantor


                                       By:    /s/ John W. Lloyd
                                       Name Printed:    John W. Lloyd
                                       Title:    Secretary


                                       STANDARD PACKAGING AND PRINTING
                                       CORP., as a Guarantor


                                       By:    /s/ John W. Lloyd
                                       Name Printed:    John W. Lloyd
                                       Title:    Secretary

                                       S-2
                [TO FOURTH AMENDMENT TO SECURED CREDIT AGREEMENT]